LEASE ACQUISITION AND PARTICIPATION AGREEMENT
                       Alpena County Antrim Shale Project
                             Alpena County, Michigan

     This Agreement is made and entered into on this 8th day of December, 2002, between Aurora Energy, Ltd., P.O. Box 961, Traverse City, Michigan 49685-0961, herein "Aurora", and Cadence Resources Corp. of 6 East Rose St. PO Box 2056., Walla, Walla, WA 99362, herein "Investor".

     Whereas, Aurora has developed or will develop certain oil and/or gas prospects in Alpena County, Michigan, and has acquired oil and gas leaseholds and intends to acquire additional oil and gas leaseholds in Alpena County, Michigan;

     Whereas, Investor desires to acquire an interest in said oil and gas leaseholds and the wells to be permitted, drilled and operated thereon; and,

     Whereas, Aurora and Investor desire to establish an Area of Mutual Interest consisting of all of Alpena County, Michigan, and develop the same for the production of hydrocarbons as provided for herein.

     Now therefore, for and in consideration of the sums to be paid pursuant to this Agreement, the mutual promises contained herein and the benefits to be derived therefrom Aurora and Investor agree as follows:

Section 1. Area of Mutual Interest

     1.01. The lands subject to this Agreement and deemed the "Area of Mutual Interest" or "AMI" shall include all of Alpena County, Michigan. Projects known as Treasure Island, Ravine Creek, and Gerhke have been committed to Wells Fargo Energy Capital and are excluded from this AMI although they are located in Alpena County, Michigan. Also, as Aurora develops projects in Alcona County, Michigan, they may at Aurora's option be included in the AMI. Notice of inclusion will be subject to Investor's approval.

Section 2. Oil and Gas Leases

     2.01. Aurora Leases. Aurora is the owner of the oil and gas leases set out on Exhibit I attached hereto (the "Aurora Leases"). For and in consideration of the sum provided for in Section 2.03 below, the receipt of which is acknowledged, Aurora sells, assigns and sets over unto Investor an undivided Twenty-two and one-half percent (22.5%) interest before payout on a well-by-well basis and an undivided Twenty percent (20.0%) after payout on a well by well basis, in and to each of the Aurora Leases; subject, however, to the terms and provisions of this Agreement.



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     2.02. Subsequently Acquired Leases. It is understood by the parties that it may be  advisable  to acquire  additional  leases  within the AMI  (Subsequently
Acquired Leases). Aurora, at its option, may acquire such Leases on such terms and for such consideration as Aurora deems reasonable. On each monthly Joint Interest Billing statement, Aurora shall provide Investor with an estimation of Subsequently Acquired Leases to be obtained by Aurora in the next month, including the acquisition costs for the same. Based on these estimated lease acquisition costs Aurora shall include on each Joint Interest Billing, the Investor's proportionate advance payment required for said lease acquisitions. Reconciliation to Investor's Joint Interest Billing shall be made periodically based on the actual costs of the leasing program. Investor shall participate in such Subsequently Acquired Leases to the extent of an undivided twenty-two and one-half percent (22.5%) interest before payout on a well by well basis and an undivided twenty percent (20.0%) after payout on a well by well basis by paying to Aurora twenty-five percent (25%) of the actual acquisition costs for the Subsequently Acquired Leases. Payment by Investor shall be made within ten (10) days of receipt of each Joint Interest Billing. For purposes of this section, lease acquisition costs shall include but shall not be limited to lease bonus, surface use fees and land and legal fees. If Investor does not make his payment as required in this paragraph, he forfeits his interest to those leases acquired.

     2.03. Payment by Investor. Contemporaneous with the execution of this Agreement, Investor shall pay to Aurora the sum of Forty-seven Thousand Five Hundred Dollars ($47,500.00). Said sum shall be applied first to Investor's proportionate share, based on twenty-five percent (25%), of the lease acquisition costs of the Aurora Leases, then to Investor's proportionate share, based on twenty-five percent (25%) of project development costs to the date hereof. Any sums remaining thereafter will be applied to Investor's proportionate share of the cost of the Test Well provided for in Section 3.01 below.

Section 3. Development of AMI

     3.01. Test Well. Aurora agrees to commence the drilling of ten wells within the AMI on or before December 31, 2002 (the "Test Well"). The Test Well shall be in the Black Bean Antrim unit, located in T30N & T31N of R6E & 7E, Alpena County, Michigan. Investor agrees to participate in the drilling of said Test Well to the extent of an undivided five percent (25%), which will result on Investor acquiring an undivided twenty-two and one-half percent (22.5%) working interest before payout on a well by well basis and an undivided twenty percent (20.0%) working interest after payout on a well by well basis pursuant to
Section 5.02 below. Within ten (10) days prior to the estimated spud date, Investor shall pay its proportionate share of the estimated dry-hole costs for the Test Well as set out on the AFE attached hereto and made a part hereof as
Exhibit II. In the event Investor elects to participate in the completion of the Test



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Well,   Investor  will  pay  its   proportionate   share  of  completion   costs
simultaneously with making its election to participate in the completion of the Test Well.

     3.02. Subsequent Wells. During the term of this Agreement, Aurora may propose the drilling of a well or wells within the AMI, other than the Test Well (which consists of 10 wells), to test any formation ("Subsequent Well"). The Subsequent Well or Wells may be proposed on a well-by-well or unit basis. Aurora shall provide Investor with a summary of its intended operations and the estimated development costs. Within twenty (20) days of receipt of the notice, Investor shall notify Aurora of its election to participate or not participate in the proposed Subsequent Well. Failure to respond within twenty (20) days shall be deemed an election not to participate. Investor shall have the right to participate in any proposed Subsequent Well to the extent of an undivided twenty-five percent (25%) working interest, which will result in Investor acquiring an undivided twenty-two and one-half percent (22.5%) working interest before payout on a well by well basis and an undivided twenty percent (20.0%) working interest after payout on a well by well basis pursuant to Section 5.02 below. In the event Investor elects not to participate in a Subsequent Well, Aurora shall refund to Investor the leasehold acquisition costs paid by Investor for those leases contained in the drilling unit for the Subsequent Well. Investor shall then forthwith re-assign to Aurora its interest in the leases contained in the drilling unit for the Subsequent Well, and Investor shall have no further interest in said Subsequent Well. In the event Investor elects not to participate in a Subsequent Well within an established pooled or unitized area as provided for in Section 4.02 below in which Investor had previously participated, the interest of Investor in that pooled or unitized area shall be based on the wells in which Investor has participated divided by the total number of wells in the pooled or unitized area, proportionately reduced by the undivided interest in said wells acquired by Investor hereunder.

     3.03. Subsequent Operations. During the term of this Agreement, Aurora may propose to rework, re-complete, deepen or sidetrack an existing well (hereinafter collectively, "Subsequent Operations"). Aurora shall provide Investor with a summary of its proposed Subsequent Operations and the estimated costs. Within twenty (20) days of receipt of the notice, Investor shall notify Aurora of its election to participate or not participate in the proposed Subsequent Operations. Failure to respond within twenty (20) days shall be deemed an election not to participate. In the event one (1) or more working interest owners of the existing well elect not to participate, Aurora may proceed with the Subsequent Operations provided that parties owning at least fifty percent (50%) of the working interest in the existing well elect to participate, but upon the following terms: Aurora shall purchase the working interest of the working interest owners who elect not to participate in the Subsequent Operations (the "Non-Consenting Parties"). The amount of compensation to be paid for the Non-Consenting Parties' working interest in the existing well shall be the one hundred percent (100%) of the NonConsenting Parties' capital cost of the existing well less fifty percent (50%) of the revenue received by the Non-Consenting Party for production from the existing well.




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Notwithstanding  anything  set  forth  herein,  parties  having at least a fifty percent (50%) working interest in the Aurora Leases and/or AMI, may propose a Subsequent Well(s) and parties having at least a fifty percent (50%) working interest in an existing well may propose Subsequent Operations. In such instances, if Aurora elects not to participate, Aurora shall nevertheless operate such well if requested by the working interest owners. In addition, Aurora's working interest in such proposed Subsequent Well shall default to the other working interest owners who elect to participate and Aurora's working interest in an existing well for which Subsequent Operations are proposed shall be purchased by the working interest owners who elect to participate in accordance with the terms set forth in this Section.

Section 4. Well Spacing, Pooling of Interests

     4.01. Drilling Units. Each Test Well and Subsequent Well shall be drilled on a permitted unit of a size authorized by the regulatory agency having jurisdiction.

     4.02. Pooling of Interests. At such time that Aurora has confirmed the commercial feasibility of an area within the AMI, Aurora shall prepare and record with the Aipena County, Michigan Register of Deeds a pooling declaration, pooling agreement or unitization agreement which shall include those lands and leases which, in the opinion of Aurora, are reasonable and necessary to comply with this Agreement. Such declaration of agreement may provide for expansion of the unit upon the terms and conditions deemed appropriate by Aurora.

Section 5. Net Revenue Interest; Aurora's Carried Working Interest

     5.01. Net Revenue Interest. The net revenue interest to the working interest of Investor shall be an eighty percent (.80) net revenue interest unless the lease is less than eighty percent (.80) net revenue interest and in which case the actual net revenue interest prevails, which ever is less.

     5.02 Aurora's Carried Working Interest. Investor agrees that it shall carry Aurora for a proportionate working interest in the Aurora Leases described in
Section 2.01, the  Subsequently  Acquired Leases  described in Section 2.02, the
Test Well  described in Section  3.01 and in any  Subsequent  Well  described in
Section 3.02 within the AMI in which Investor participates. The carried working interest in the Test Well and all Subsequent Wells shall be to the point of first sale (after the sales meter). Investor shall pay all costs of whatever nature attributable to and associated with said carried working interest to the point of first sale as provided herein. At such time that a well to which this paragraph applies goes into production, Aurora shall pay its proportionate share of lease operating expenses, including the cost of Lease Purchase agreements for compressors and C02 reduction units. For purposes of this Section and Sections 2.01, 2.02, 3.02 and 3.03, then, Investor shall pay twenty-five percent (25%) of the actual costs and shall acquire an undivided twenty-two and one-half percent (22.5%) working interest before payout on a well by well basis and an undivided twenty percent (20.0%) working interest after payout on a well by well basis.

     5.03 Payout Defined. Payout shall be defined as the first of the month following the point that Investor has recouped 100% of the actual costs invested into said well. For the purpose of simplifying the calculation of payout, Aurora shall treat any group of wells that are commonly pooled with only one sales meter, and no individual well meters, as a single well.

Section 6. Assignments

     6.01. Assignment of the Aurora Leases. Contemporaneously with the payment by Investor to Aurora of the sum provided in Section 2.01 herein, Aurora shall assign to Investor an undivided twenty-two and one-half percent (22.5%) working interest before payout on a well by well basis and an undivided twenty percent (20.0%) working interest after payout on a well by well basis in and to the Aurora Leases and subsequently acquired leasehold. Said assignment shall deliver to Investor the net revenue interest provided for in Section 5.01 herein. The assignment of said Leases shall be subject to all of the terms and conditions contained in the leases assigned, this Agreement and the Joint Operating Agreement as referenced in Section 8 herein.

     6.02. Assignments of Subsequently Acquired Leases. Within sixty (60) days after Investor has paid its proportionate share of the acquisition costs for the Subsequently Acquired Leases, Aurora shall assign to Investor its proportionate share of said leases. The Assignment shall be on the same terms and contain the same limitations as provided for in Section 6.01 above.

Section 7. Warranty of Title

     7.01. Aurora does not warrant title to any part of the AMI, nor does Aurora make any warranty as to the status of the Aurora Leases or Subsequently Acquired Leases, or to the extent of interests in oil and gas actually covered thereby, except that Aurora hereby warrants that the Leases within the AMI are free and clear of all liens, encumbrances, mortgages and defects of title created by, through or under Aurora but not otherwise. Aurora agrees that no well shall be drilled until title to the drilling unit therefore has been examined by a licensed attorney.

Section 8. Operating Agreement

     8.01. Operating Agreement. The terms and provisions of the A.A.P.L. 610-1989 Model Form Operating Agreement attached hereto as Exhibit III shall govern operations conducted with the AMI. Aurora shall be named operator for each well within the AMI. Aurora may be removed as operator only upon a showing of gross negligence.

     8.02. Option Agreement. It is understood between the parties that this agreement applies to Investors participation in 100 wells in Alpena County, Michigan and that in the event that the Investor actually participates by funding the first 70 wells, that the investor is granted the right to participate in an additional 100 wells, making its total potential participation of 25% of 200 wells.

Section 9. Acknowledgments, Representations and Agreements of Investor

     9.01. Acknowledgement of Investor. Investor acknowledges that it has been advised as follows:

     a. The interests represented by this Agreement have not been registered under the Securities Act of 1933, as amended, nor under the Michigan Uniform Securities Act, or any other state securities laws. A transfer, sale or other disposition of such interests may be made only if such transfer, sale or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and of applicable state securities laws or if such registration requirements are complied with.

     b. That Aurora's reliance upon such exemptions for private or limited offerings is based, in part, upon the representations and agreements of Investor contained herein.

     c. That the re-offer and resale of the interests represented by this Agreement is limited, in that no transfer, sale or other disposition of such interest may be made, unless the transfer, sale or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and of the Michigan Uniform Securities Act and any other applicable state securities acts, or unless such registration requirements are complied with.

     9.02. Representations and Agreements.

     a. Investor represents that it has had such previous experience in business and financial matters and in oil and gas matters in particular, that it is fully capable of evaluating the risks and merits of an investment of this nature, and that it is in a position to bear the financial risks of such investment, including limited liquidity during an indeterminate period of time and the possible loss of all funds invested.

     b. Investor represents that it was not formed for the purpose of purchasing securities of Aurora, and that it invests not more than 10% of its assets in the securities of Aurora, and Investor further acknowledges that Aurora was not affiliated with the organization of Investor or the solicitation of its investors.

     c. Investor represents that it is acquiring an interest under this Agreement for its own account and not for the account of others and not for the resale thereof, except only as may have been specifically approved by Investor and Aurora in writing.

     d. Investor agrees that it will sell, assign, transfer, pledge, encumber or otherwise dispose of his interest under this Agreement or any part thereof, only if the sale, assignment, transfer, pledge, encumbrance or other disposition is exempt from the registration requirements of federal securities laws and the Michigan Uniform Securities Act and any other applicable state securities laws or such registration requirements have been complied with.

     e. Investor acknowledges that it understands the meaning and legal consequences of the representations and agreements contained in this section and hereby agrees to indemnify Aurora and hold Aurora harmless from and against any and all loss, damage or liability due to or arising out of the untruth or breach of any such representation or agreement.

Section 10. Miscellaneous Provisions

     10.01. No Partnership. It is not the intention of the parties hereto to create, nor shall this instrument be construed as creating a mining or other partnership or association which might render the parties liable as partners. Each of the parties hereby elects, under the authority of Section 761(a) of the Internal Revenue Act of 1986, to be excluded from the application of all the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Act of 1986 or provision of similar import in any subsequent Internal Revenue Code of the United States. If the income tax laws of the state in which the property covered hereby is located contain, or may hereafter contain, provisions similar to those contained in the Subchapter of the Internal Revenue Act of 1986 above referred to under which a similar election is permitted, each of the parties agrees that such election shall be exercised. Investor authorizes and directs Aurora to execute such an election with the proper governmental office or agency. If requested by Aurora to do so, Investor agrees to execute and join in such an election.

     10.02. Force Majeure. If either party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligations to make money payments, that party shall give to the other party prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligation of the party giving the notice, so far as it is affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

     The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other labor difficulty by the party involved contrary to its wishes. How all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure" as herein employed shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightening, fire, storm, flood, explosion, any governmental action, any governmental delay, restraint or inaction, unavailability of equipment, delay in setting gas meters by utilities, delay in getting pipelines laid for the transportation of gas, delays caused by filing with FERC, the Indiana Public Utilities Commission, or any other governmental agency, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     10.03. Sale of Gas. Investor has the right to take in kind or separately dispose of its proportionate share of gas from the AMI. Any expenditure incurred in the taking in kind or separate disposition by Investor of its share of production shall be borne by Investor. If Investor fails to make arrangements to take its share of gas in kind or separately dispose of the same, Aurora shall have the option to market Investor's share of gas produced within the AMI, subject to revocation at will by Investor.

         Investor shall give Aurora fifteen (15) days advance notice of its intent to take and market its share of gas and the period of time during which Investor will take and market its gas. Any changes in Investor's election to take and market its gas will be effective only after fifteen (15) days advance notice to Aurora.

     10.04. Term of Agreement. This Agreement shall remain in force so long as any lease within the AMI remains in effect and for an additional period of ninety (90) days thereafter. In the event, within said ninety (90) day period a well is drilled, reworked or re-completed on or within the AMI, the Agreement shall remain in force so long as such well or wells are capable of producing and for an additional period of ninety (90) days thereafter.

     10.05. Notices. Unless otherwise agreed upon, where provisions are made for Notice or concurrence of any kind, such notice shall be addressed as follows:

 If to Aurora:            P.O. Box 961
                          Traverse City, MI 49685-0961
                          Attention: William W. Deneau

 If to Investor:          P.O. Box 2056
                          Walla Walla, WA 99362
                          Attention: Howard M. Crosby




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Notices of change of address of either  party shall be  effective  upon  written notification to the other party mailed to the addresses shown above.

     10.06. Complete Agreement. This Agreement, including the exhibits hereto, embodies the complete and full agreement of the parties hereto; and no alterations, modifications or changes herein shall be effective or binding upon the parties unless the same are concurred in writing by the parties.

     10.07. Access to Information. Investor shall be entitled to all drilling and production reports and shall have access, upon reasonable notice to Aurora, to all drill sites and facilities. Such information shall be confidential and not disclosed to third parties without the prior written approval of Aurora.

     10.08. Successors. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

     10.09. Applicable Law. Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all the terms of provisions hereof shall be construed under the laws of the State of Michigan.

     10.10. Alteration. Except as otherwise provided for herein, this Agreement cannot be amended, altered or any of its provisions waived on behalf of either party, except in writing by a duly authorized agent of either party.

     10.11. Severability. If any part of this Agreement is held to be invalid or unenforceable under the laws of any jurisdiction where this Agreement is to be governed or sought to be enforced, the remaining provisions shall be enforceable to the maximum extent permitted by law; provided, that such remaining provisions effectuate fully the intent of the parties as manifested herein.

     10.12. Drafting of Agreement. In the event a dispute arises between the parties in a court of law or otherwise as to the meaning or interpretation of this Agreement or the rights and responsibilities of the parties created hereunder, this Agreement shall be deemed to have been drafted by all parties hereto.

     In witness whereof, the parties have executed this Lease Acquisition and Participation Agreement on the date first written above.







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Witnesses:
/s/ Barbara J. Johnson                  /s/ John Miller
----------------------------            ----------------------------------------
                                        For:  Aurora Energy, Ltd.
                                        By:   John Miller
                                        Its:  Vice President



/s/ Howard Crosby                       /s/ John P. Ryan
----------------------------            ----------------------------------------
                                        For:  Cadence Resources Corp.
                                        By:   John Ryan
                                        Its:  Vice President



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                              Schedule "A" omitted